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                                                                    EXHIBIT 21.1



Exhibit 21.1 Subsidiaries of the Registrant




LIGAND PHARMACEUTICALS, INCORPORATED
LIST OF SUBSIDIARIES


                                                  Jurisdiction of
Name                                              Incorporation

Glycomed Incorporated                             California
Ligand Pharmaceuticals, (Canada) Incorporated     Saskatchewan, Canada

Allergan Ligand Retinoid Therapeutics, Inc.       Delaware